UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________

Date of Report (Date of Earliest Event Reported):  June 27, 2008

Unum Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11294	62-1598430
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1 Fountain Square Chattanooga, Tennessee 37402
(Address of Principal Executive Offices, including Zip Code)

(423) 294-1011
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d)       On June 27, 2008, the Board of Directors (the “Board”) of Unum Group (the “Company”) elected Kevin T. Kabat as a director of the Company.  Mr. Kabat is the President, Chief Executive Officer and Chairman of the Board of Directors of Fifth Third Bancorp, based in Cincinnati, Ohio.  Mr. Kabat has been determined by the Board to be an independent director and has been appointed to serve, effective August 1, 2008, on the Finance Committee and the Regulatory Compliance Committee of the Board of the Company.  Mr. Kabat was elected to fill a newly created position on the Board, which is now comprised of 12 members, and will serve as a Class II director with a term of office expiring at the Company’s 2010 Annual Meeting of Stockholders.  A copy of the press release announcing the election of Mr. Kabat is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits	The following exhibits are furnished with this Current Report on Form 8-K:

	99.1	Press release of Unum Group dated June 27, 2008, announcing the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 27, 2008	UNUM GROUP

	By:	/s/ Susan N. Roth
Susan N. Roth, Vice President, Transactions,
SEC and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Unum Group dated June 27, 2008, announcing the election of a new director.